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IDS Stock Fund, Inc.
File No. 2-11358/811-498


                                        EXHIBIT INDEX


Exhibit 11:          Independent Auditors' Consent.

Exhibit 17:          Financial Data Schedule.

Exhibit 19(b):       Officers' Power of Attorney dated Nov. 1, 1995.